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                                                                  EXHIBIT 10.8


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS ("STATE LAWS") AND MAY NOT BE TRANSFERRED UNLESS THE COMPANY IS FIRST FURNISHED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OR ANY STATE LAWS. TRANSFER OF THIS NOTE IS ALSO RESTRICTED AS HEREINAFTER PROVIDED.

                               CENTEX CORPORATION
                         CONVERTIBLE SUBORDINATED NOTE


$2,100,000                        Dallas, Texas                   March 1, 1995

         FOR VALUE RECEIVED, Centex Corporation, a Nevada corporation (herein, together with any successor to all or substantially all of its assets, by merger or otherwise, called the "Company"), promises to pay to Laurence E. Hirsch (the "Holder"), at the Company's principal executive office in Dallas, Dallas County, Texas, or such other place as the Company may specify to the Holder in writing, the principal sum of Two Million One Hundred Thousand dollars ($2,100,000), in lawful money of the United States of America, and to pay interest from the date hereof on the unpaid principal balance hereof at a fluctuating rate per annum which shall change from time to time so that it will always be equal to the Interest Rate (as hereinafter defined) or the Highest Lawful Rate (as hereinafter defined), whichever is the lesser. As used herein, the term "Interest Rate" shall mean the rate of interest charged from to time on that certain Promissory Note, dated March 1, 1995, between Holder and NationsBank of Texas, N.A., evidencing an indebtedness in a maximum amount of $2,100,000 (the "Bank Note"). The "Highest Lawful Rate" shall be the maximum rate of interest that the Company may pay on this Note from time to time under applicable laws. If and to the extent the Highest Lawful Rate is determined pursuant to the laws of the State of Texas, the Indicated Rate Ceiling provided by Article 5069-1.04 of the Texas Revised Civil Statutes Annotated, as amended, shall be the ceiling applicable to this Note.

         1.      Payment Terms.

         The principal of this Note shall be payable in full on March 1, 2000. Accrued interest on this Note shall be payable on any day on which interest is due and payable on the Bank Note, and at maturity of this Note. The Company promises to pay interest, payable on demand, on overdue principal and, to the extent permitted by law, on overdue interest, from their due dates at the Highest Lawful Rate.

         2.      Subordination.

         Upon any liquidation of the Company or distribution of assets to creditors of the Company in bankruptcy, receivership, or otherwise, no payment of principal or interest shall be demanded, made, or received on this Note, nor shall any portion of this Note be directly or indirectly repurchased by the Company (except through conversion of this Note into Common Stock, to the extent permitted by Section 3 below), until all Senior Indebtedness (as hereinafter defined) has been paid in full. Any





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cash, securities, or property received by the Holder in violation of the immediately preceding sentence shall be held in trust for the benefit of the holders of Senior Indebtedness and promptly paid over to them, pro rata as their respective interests may appear, upon demand. The Holder shall be subrogated to the rights of any holder of Senior Indebtedness to the extent the Holder or the Company pays funds over to any holder of Senior Indebtedness pursuant to these subordination provisions, but such right of subrogation may not be enforced until all Senior Indebtedness has been paid in full. "Senior Indebtedness" means obligations of the Company, whether outstanding on the date hereof or created hereafter, for (a) money borrowed by the Company, (b) money borrowed by others and guaranteed by the Company, (c) indebtedness incurred, assumed, or guaranteed by the Company in connection with the payment of all or any portion of the purchase price of any business, real property, or other assets (except indebtedness incurred for materials acquired or services rendered in the ordinary course of business of the Company) purchased by the Company or any of its subsidiaries, (d) indebtedness arising in favor of any bonding company under any performance or payment bond or other similar bond issued by such bonding company in connection with any construction contract to which the Company or any of its subsidiaries is or was a party, (e) renewals, extensions, and refundings of any indebtedness described in clauses (a)-(d), inclusive, and (f) interest due and premium and collection costs owed by the Company with respect to any indebtedness described in clauses (a)-(e), inclusive, including interest which accrues subsequent to any bankruptcy or similar proceeding involving the Company; provided, however, that Senior Indebtedness shall not include (x) any indebtedness which is expressly stated in any instrument binding on the holder of such indebtedness not to be Senior Indebtedness, (y) this Note, or (z) any indebtedness as to which neither the Company nor any subsidiary has any personal liability. Upon request of the Company, the Holder will expressly confirm to any holder or proposed holder of indebtedness conforming to the preceding definition that such indebtedness is "Senior Indebtedness" within the meaning of the preceding sentence.

         3.      Conversion.

         The Holder may, at his option (but subject to the provisions of this Note relating to compliance with the Securities Act and State Laws), convert the unpaid Vested Principal (as hereinafter defined) of this Note into Common Stock (as hereinafter defined) of the Company, at the rate of one share of Common Stock for each ten dollars and fifty cents ($10.50) of Vested Principal so converted, at any time and from time to time, by surrendering this Note, together with written directions as to the amount of Vested Principal to be converted, to the Company at its principal executive office. Upon such surrender, the Company shall promptly issue and deliver to the Holder one or more certificates (as the Holder may specify) evidencing the shares into which the Vested Principal has been converted, and shall return this Note to the Holder with a notation thereon showing the amount of Vested Principal that has been converted and the date of such conversion. Any such conversion shall be deemed effective, and the shares issuable in respect thereof shall be deemed issued, on the first Business Day (defined as any day on which banks are authorized to be open for business under Texas law) following the day this Note is duly surrendered for conversion, as described above, regardless of when the Company actually issues and delivers the shares to the Holder. No adjustment shall be made in respect of any dividends (except common stock dividends, as hereinafter provided) or distributions paid prior to the effective conversion date, or payable after the effective conversion date, to holders of record as of a date prior to the effective conversion date.





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         No fractional shares shall be issuable on conversion of this Note, and if the Holder designates an amount of Vested Principal which would result in issuance of a fractional share, the amount of Vested Principal to be converted shall be reduced to eliminate the issuance of such fractional shares.

         One Hundred Percent (100%) of the principal amount of this Note shall be "Vested Principal" on March 1, 1995, the date of issuance of this Note (it being acknowledged by the Company that One Hundred Percent (100%) of the Vested Principal of the Original Note (as hereinafter defined) became Vested Principal prior to the date of issuance of this Note, which is being issued to renew, extend, modify, and replace the Original Note as provided in the antepenultimate paragraph of this Note).

         Notwithstanding the foregoing, if the Holder is discharged as an employee by the Company's or an Affiliate's (defined as any parent or subsidiary of the Company, within the meaning of subsections 425(e) and (f) of the Internal Revenue Code of 1986, as amended) board of directors for Cause (defined as acts constituting theft, dishonesty, fraud or embezzlement, as determined in good faith by the Company's board of directors), then any part of the principal of this Note which is Vested Principal shall, upon such discharge, cease to be Vested Principal.

         For purposes of this Note, the term "Common Stock" shall mean the common stock, par value $.25 per share, of Centex Corporation as constituted on the date of this Note and any stock, securities, or other property (including cash), whether of Centex Corporation or some other corporation or entity, into which the outstanding shares of such common stock may hereafter be changed pursuant to any merger, consolidation, recapitalization, or similar transaction (collectively, a "Reorganization"). In furtherance of the preceding sentence,
(i) if the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a lesser number of shares (by stock split, reverse stock split, stock dividend, or otherwise), the number of shares of Common Stock issuable upon conversion of this Note shall be appropriately adjusted to give effect to such subdivision or combination, and
(ii) if any Reorganization should occur, there shall be delivered to the Holder, upon conversion of any portion of the Vested Principal of this Note subsequent to such Reorganization, the stock, securities, or other property (including cash) that the Holder would have received if he had converted such Vested Principal into Common Stock prior to such Reorganization and participated therein as a holder of such Common Stock. No Reorganization shall be effected unless, under the express terms thereof, the resulting or surviving entity assumes the obligations of the Company under this Note.

         4.      Prepayment.

         The Company shall not be entitled to prepay all or any part of this Note, except that this Note shall be prepaid, in full (but not in part):

                 (a) on the first anniversary of the date the Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates for any reason other than
         (i) the Holder's voluntary termination of employment with the Company or an Affiliate or (ii) the Holder's discharge by the Company's or an Affiliate's board of directors for Cause;





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                 (b)  within thirty (30) days after the Holder, as a result of his voluntary termination of employment, is no longer employed by any of the employers in the group of employers consisting of the Company and its Affiliates or is discharged as an employee by the Company's or an Affiliate's board of directors for Cause; and

                 (c) within thirty (30) days following the approval by the shareholders of the Company of a plan of complete liquidation and dissolution of the Company, other than such a plan adopted in connection with a Reorganization.

         5.      Default.

         If any one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                 (a) Default shall be made in the payment of any principal of or interest on this Note when due and shall continue for more than 10 days after written notice from the Holder to the Company; or

                 (b) The Company shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of the Company or all or substantially all the assets of the Company, (ii) make a general assignment for the benefit of creditors, (iii) be adjudicated bankrupt or insolvent, or (iv) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, moratorium, dissolution, liquidation, or debtor relief law, or any chapter of any such law, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or chapter; or an order, judgement, or decree shall be entered, without the application, approval, or consent of the Company by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or of all or substantially all of the assets of the Company and such order, judgment, or decree shall not have been dismissed within 120 days after it was so entered;

then and in each and every such case the Holder may, subject to the subordination provisions previously stated in this Note, by notice in writing to the Company declare the unpaid principal of this Note, with accrued interest thereon, to be forthwith due and payable and thereon such principal and interest shall be due and payable without presentment, protest, or further demand or notice of any kind, all of which are hereby expressly waived.

         6.      Transfer.

         This Note may not be transferred, voluntarily or involuntarily, by the Holder to any person or entity whatsoever without the written consent of the Company; provided, however, that such transfer restriction shall not apply (i) to a transfer, by will or by the laws of descent and distribution, to the executor or estate of the Holder upon his death, (ii) to the pledge of, or grant of a security interest in, this Note by the Holder to a bank (or other financial institution) approved by the Company





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in writing as security for the indebtedness of the Holder to such bank or institution in connection with the Holder's purchase of this Note, or (iii) to the foreclosure of any such pledge or security interest so long as only such bank or financial institution is the purchaser at such sale. In no event may the conversion privileges of this Note be exercised by any person or entity to whom this Note is transferred (including the Holder), voluntarily or involuntarily, in violation of the preceding sentence, or by any transferee of such person or entity (including the Holder), or by any purchaser (including the bank or other financial institution that may be the pledgee of or holder of a security interest in this Note) at a foreclosure sale (even if such foreclosure is permitted under the preceding sentence).

         Subject to the immediately preceding paragraph, this Note is transferable only on the books of the Company by the Holder or the Holder's duly authorized attorney-in-fact. The Company shall be entitled to treat the registered holder of this Note as the true and lawful owner hereof for all purposes, including payment, notwithstanding any actual knowledge of the Company to the contrary.

         7.      Miscellaneous.

         Except as otherwise expressly specified in this Note, the Company and each surety, guarantor, endorser, or other party liable for payment on this Note hereby waive diligence, presentment, demand, protest, and notice of any kind whatsoever, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for payment of this Note.

         In no event shall the Company be obligated to issue any Common Stock on conversion of this Note if, in the opinion of counsel for the Company, such issuance would violate the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any State Laws. The Holder shall, as a condition precedent to his right to convert Vested Principal to Common Stock, make such written representations to, and agreements with, the Company concerning the Holder's financial position, business and investment experience, intentions as to resale or other disposition of the shares, and such other matters as counsel for the Company may deem necessary in order to assure compliance with the Securities Act, Exchange Act, and applicable State Laws. The certificates evidencing the shares issued on conversion of this Note shall bear such legends as counsel for the Company may deem necessary to ensure compliance with the Securities Act, Exchange Act, and applicable State Laws.

         In no event shall the existence of this Note be deemed to create any right of continued employment of the Holder by the Company or any Affiliate.

         The Company is entitled to offset against this Note (whether or not this Note is then due), (i) any amounts due and owing by the Holder to the Company or any Affiliate and (ii) any amounts which the Company may owe to NationsBank of Texas, N.A. (the "Bank") arising under the Company's guarantee of the Holder's $2,100,000 promissory note to the Bank dated March 1, 1995 (and all renewals, extensions, modifications and amendments of and to such promissory note). Any such offset shall be applied first to accrued and unpaid interest, next to principal that is not Vested Principal, and then to Vested Principal. Upon any such offset, the offset principal shall be deemed paid and shall cease to bear interest.





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         If this Note is placed in the hands of an attorney for collection after occurrence of an Event of Default, or if it is collected through legal or bankruptcy proceedings, the Company agrees to pay all costs of collection, including but not limited to court costs and reasonable attorneys' fees.

         It is the intention of the Holder and the Company that this Note conform in all respects to applicable law so that no payment of interest or other sum construed to be interest shall exceed the Highest Lawful Rate. In determining the rate of interest paid or payable under this Note, all funds paid or to be paid as interest or construed to be interest shall be prorated, allocated, or spread as permitted under applicable law. If, through any circumstances, the provisions of this Note would result in the Company's paying or agreeing to pay interest on this Note in excess of the Highest Lawful Rate, or if the Company pays any sum as interest or any amount which is construed to be interest in excess of such rate, then (1) the amount of interest contracted for shall be automatically reduced to the amount permitted by the Highest Lawful Rate and (2) the amount of excess interest paid shall be applied to the reduction of the principal balance of this Note, if any, and if the principal balance has been fully paid, the excess interest shall be refunded to the Company.

         This Note renews, extends, modifies, and replaces, but does not extinguish the indebtedness evidenced by, that certain Centex Corporation Convertible Subordinated Note dated August 26, 1985, in the original principal amount of $2,100,000, executed by the Company and payable to the Holder (the "Original Note").

         THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE COMPANY AND THE HOLDER AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE COMPANY AND THE HOLDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE COMPANY AND THE HOLDER. THIS NOTE MAY NOT BE MODIFIED OR AMENDED, EXCEPT IN WRITING SIGNED BY THE COMPANY AND THE HOLDER AND SPECIFICALLY REFERENCING THIS NOTE.

         This Note shall be governed by, and construed and interpreted in accordance with, the substantive laws of the State of Texas without giving effect to any conflict-of-laws rule or principle that would result in the application of the laws of any other jurisdiction.


                                              CENTEX CORPORATION



                                              By:   /s/  David W. Quinn
                                                    David W. Quinn
                                                    Executive Vice President and
                                                      Chief Financial Officer





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